QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

        Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM T. MONAHAN William T. Monahan	Chairman, President, Chief Executive Officer and Director	March 15, 2002
/s/ ROBERT L. EDWARDS Robert L. Edwards	Sr. Vice President, Chief Financial Officer and Chief Administrative Officer	March 15, 2002
/s/ PAUL R. ZELLER Paul R. Zeller	Vice President, Corporate Controller	March 15, 2002
* Richard E. Belluzzo	Director	March 15, 2002
* Lawrence E. Eaton	Director	March 15, 2002
* Michael S. Fields	Director	March 15, 2002
* Linda W. Hart	Director	March 15, 2002
* Ronald T. LeMay	Director	March 15, 2002
* Marvin L. Mann	Director	March 15, 2002
* Daryl J. White	Director	March 15, 2002
*By:	/s/ JOHN L. SULLIVAN John L. Sullivan Attorney-in-fact

QuickLinks

  Exhibit 24.1